Exhibit 7.7
Dated as of April 1, 2003

BELL CANADA
and
MONTREAL TRUST
COMPANY OF CANADA —
COMPAGNIE MONTRÉAL TRUST
DU CANADA
and
COMPUTERSHARE TRUST
COMPANY OF CANADA —
SOCIÉTÉ DE FIDUCIE
COMPUTERSHARE DU CANADA
THIRD SUPPLEMENTAL
TRUST INDENTURE

Table of Contents

Section	PAGE

Recitals	1

ARTICLE ONE
Interpretation

1.01 Part of Original Trust Indenture	3

ARTICLE TWO
Covenants of the Corporation

2.01 Confirmation of Covenants	3

ARTICLE THREE
Resignation and Replacement of Trustee

3.01 Notice of Resignation	3
3.02 Waiver of Notice	3
3.03 Resignation and Replacement of Trustee	4
3.04 Appointment of Computershare	4
3.05 Acceptance by Computershare	4
3.06 Representation and Warranty by Computershare	4
3.07 Assignment	4
3.08 Conflict of Interest	4

ARTICLE FOUR
Confirmation

4.01 Confirmation	5

ARTICLE FIVE
Execution

5.01 Counterparts and Formal Date	5

THIS THIRD SUPPLEMENTAL TRUST INDENTURE made as of April 1, 2003

AMONG	BELL CANADA, incorporated under the laws of Canada and having its registered office in the City of Montréal, in the Province of Québec, herein called the “Corporation”

OF THE FIRST PART

—and—

MONTREAL TRUST COMPANY OF CANADA — COMPAGNIE MONTRÉAL TRUST DU CANADA, a trust company incorporated under the laws of the Province of Québec and having its head office in the City of Montréal, in the Province of Québec, herein called “Montreal Trust”

OF THE SECOND PART

—and—

COMPUTERSHARE TRUST COMPANY OF CANADA — SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA, a trust company incorporated under the laws of Canada and having its head office in the City of Toronto, in the Province of Ontario, herein called “Computershare”

OF THE THIRD PART
     WHEREAS under an indenture dated as of April 17, 1996 between the Corporation and the Trustee (the “Original Trust Indenture”) the creation and issue of Subordinated Debentures from time to time without limitation as to principal amount was provided for;
     AND WHEREAS by indentures supplemental to the Original Trust Indenture, the Corporation has issued or authorized for issue $500,000,000 principal amount of 8.875% Subordinated Debentures, Series 1, Due 2026 and $500,000,000 principal amount of 7.65% Subordinated Debentures, Series 2, Due 2031 (all such series of Subordinated Debentures being herein referred to as the “Authorized Debentures”);
     AND WHEREAS effective May 31, 1999, Bell Canada amalgamated with 3588572 Canada Inc. pursuant to the provisions of the Canada Business Corporations Act;
     AND WHEREAS effective January 1, 2003, Bell Canada amalgamated with Bell Zinc Corporation pursuant to the provisions of the Canada Business Corporations Act;
     AND WHEREAS effective April 1, 2003 Bell Canada amalgamated with BCE Nexxia Inc., 3474461 Canada Inc. and Sympatico Inc., pursuant to the provisions of the Canada Business Corporations Act;

     AND WHEREAS Montreal Trust has agreed, subject to acceptance by the Corporation, to transfer to Computershare its appointment as Trustee under the Trust Indenture;
     AND WHEREAS pursuant to Section 11.09 of the Original Trust Indenture, Montreal Trust desires to resign as Trustee under the Trust Indenture and be discharged from the trusts thereof and the Corporation is prepared to accept such resignation and appoint Computershare as successor Trustee;
     AND WHEREAS Computershare is willing to accept such appointment and represents that it has the qualifications to act as Trustee as provided for in the Original Trust Indenture;
     AND WHEREAS the parties wish to execute this Third Supplemental Trust Indenture for the purpose of providing for the resignation of Montreal Trust as Trustee and for its replacement by Computershare;
     AND WHEREAS pursuant to the provisions of the Original Trust Indenture and, in particular, sections 8.01 and 11.09 thereof, it is desirable that the parties enter into and execute this Third Supplemental Trust Indenture for the purpose of confirming the obligations of the Corporation and provide for the resignation of Montreal Trust as Trustee and for its replacement by Computershare.
     NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby agreed and declared as follows:

Section 1.01
ARTICLE ONE
Interpretation
     SECTION 1.01 Part of Original Trust Indenture. The Original Trust Indenture is a part of this Third Supplemental Trust Indenture and by this reference is incorporated herein with the same effect as though at length set forth herein; and in this Third Supplemental Trust Indenture, unless there is something in the subject or context inconsistent therewith, the expression herein contained shall have the same meaning as corresponding expression in the Original Trust Indenture. All the provisions of the Original Trust Indenture, except only so far as the same may be inconsistent with the express provisions of this Third Supplemental Trust Indenture, shall apply to and have effect in connection with this Third Supplemental Trust Indenture.
ARTICLE TWO
Covenants of the Corporation
     SECTION 2.01. Confirmation of Covenants. The Corporation hereby expressly covenants:
     (1) To pay punctually when due the principal moneys, premium, if any, interest and other moneys payable under the Trust Indenture;
     (2) To perform and observe punctually all the obligations of Bell Canada under the Trust Indenture and under and in respect of all outstanding Debentures; and
     (3) To observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of Bell Canada contained in the Trust Indenture as fully and completely as if it had itself executed the Trust Indenture as Party of the First Part to the Trust Indenture and had expressly agreed therein to observe and perform the same.
ARTICLE THREE
Resignation and Replacement of Trustee
     SECTION 3.01 Notice of Resignation. Montreal Trust hereby gives notice to the Corporation of its intention to resign as Trustee under the Trust Indenture effective as of the date hereof.
     SECTION 3.02 Waiver of Notice. The Corporation hereby accepts as sufficient the notice of resignation given by Montreal Trust in Section 3.01 hereof.

     SECTION 3.03 Resignation and Replacement of Trustee. In accordance with the Original Trust Indenture and its notice provided in Section 3.01, Montreal Trust hereby resigns as Trustee which resignation is hereby accepted by the Corporation, and Montreal Trust is hereby discharged (i) from all trusts and powers reposed in and conferred upon Montreal Trust under the Trust Indenture and (ii) from all liabilities, obligations and duties to be performed under the Trust Indenture insofar and to the extent only that such liabilities, obligations and duties arise from and after the date hereof and relate to any period, date or time that shall commence or occur on or after the date hereof.
     SECTION 3.04 Appointment of Computershare. The Corporation hereby appoints Computershare as Trustee under the Trust Indenture in replacement of and as successor to Montreal Trust and acknowledges and declares Computershare is vested as of and from the date hereof with the powers, rights, interests and obligations of the Trustee under the Trust Indenture upon the trusts set forth therein.
     SECTION 3.05 Acceptance by Computershare. Computershare hereby accepts its appointment under Section 3.04 as Trustee under the Trust Indenture and agrees as of and from the date hereof to (i) perform its duties and obligations as Trustee under the Trust Indenture; and (ii) hold all the rights, privileges and benefits conferred thereby and by law in trust for the persons who shall from time to time be holders of Debentures subject to all the terms and conditions set forth in the Trust Indenture.
     SECTION 3.06 Representation and Warranty by Computershare. Computershare hereby represents and warrants to the Corporation that it is a corporation authorized to carry on the business of a trust company in the Province of Québec and every other jurisdiction in Canada where such authorization or qualification is necessary to enable it to act as the Trustee under the provisions of the Trust Indenture.
     SECTION 3.07 Assignment. Montreal Trust hereby transfers and assigns absolutely to Computershare all of its title and interest in and to all property which is subject to the trusts set forth in the Trust Indenture and Computershare hereby accepts all of Montreal Trust’s title and interest therein and thereto.
     SECTION 3.08 Conflict of Interest. Computershare represents that at the time of the execution and delivery hereof no material conflict of interest exists in Computershare’s role as a fiduciary under the Trust Indenture and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust under and in accordance with the Trust Indenture.

Section 4.01
ARTICLE FOUR
Confirmation
     SECTION 4.01 Confirmation. The Corporation hereby acknowledges and confirms that, except as specifically amended by the provisions of this Third Supplemental Trust Indenture, all of the terms and conditions contained in the Trust Indenture are and shall remain in full force and effect, unamended, in accordance with the provisions thereof on the same basis as if Computershare had been originally named as Trustee in the Original Trust Indenture. The Corporation hereby further agrees that the name of Computershare shall in all respects be construed in the place and stead of the name of Montreal Trust in the Trust Indenture and in all other documents delivered in connection therewith, including, without limitation, the Authorized Debentures. The amendments provided for in this Third Supplemental Trust Indenture shall not prejudice any act or thing done prior to the date of this Third Supplemental Trust Indenture.
ARTICLE FIVE
Execution
     SECTION 5.01 Counterparts and Formal Date. This Third Supplemental Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of April 1, 2003.
     IN WITNESS WHEREOF the parties hereto have declared that they have required that these presents be in the English language and have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

BELL CANADA
By:	/s/ Michael T. Boychuk

MONTREAL TRUST COMPANY OF CANADA — COMPAGNIE MONTRÉAL TRUST DU CANADA
By:	/s/ Tina Vitale

By:	/s/ Johanne Monette

COMPUTERSHARE TRUST COMPANY OF CANADA — SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA
By:	/s/ Tina Vitale

By:	/s/ Johanne Monette